Exhibit 10.7
EXECUTION VERSION

SECOND AMENDMENT TO
SERIES A PREFERRED SHARE PURCHASE AGREEMENT

This Second Amendment to the Series A Preferred Share Purchase Agreement, dated as of January 21, 2015 (this “Second Amendment”), amends that certain Series A Preferred Share Purchase Agreement by and between Entera Bio Ltd. and Centillion Fund, dated as of January 29, 2014, as amended by the Amendment thereto dated June 18, 2014 (as amended, the “Agreement”), as follows:

Recitals:

WHEREAS, although the last date for the achievement of the first Milestone Event set forth on Schedule 1.2(a) of the Agreement (as amended, “Schedule 1.2(a)”) has passed, and the first Milestone Event has not been achieved, the parties wish to proceed with the First Milestone Closing (as defined below), subject to the terms and conditions set forth below; and

WHEREAS, as an inducement for the Investor to hold the first Milestone Closing by the First Milestone Closing Drop-Dead Date (as such term is defined below), the Company has agreed to issue an additional warrant to the Investor, subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Regardless of whether or not the first Milestone Event has been achieved by the First Milestone Closing Drop-Dead Date, the Company and the Investor shall effect, within 10 days from the date hereof (the “First Milestone Closing Drop-Dead Date”), on a date to be mutually agreed upon by the Company and the Investor, a Milestone Closing (such Milestone Closing, the “First Milestone Closing”) as to the First Milestone Event set forth on Schedule 1.2(a), for the Milestone Investment Amount and the Milestone Shares set forth opposite the First Milestone Event on Schedule 1.2(a), in accordance with the terms and conditions set forth in Section 2.4 of the Agreement.

2.    Section 1.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.4    Warrants. Subject to the terms and conditions hereof, on each Closing Date the Company shall issue to the Investor a Warrant to acquire up to that number of Warrant Shares equal to the quotient determined by dividing (x) twenty five percent (25%) of the actual investment made by the Investor pursuant to this Agreement at such Closing by (y) the Price Per Share. In addition, subject to the First Milestone Closing occurring on or before the First Milestone Closing Drop-Dead Date, at the First Milestone Closing the Company shall issue to the Investor a warrant substantially in the form attached hereto as Exhibit B. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate each such warrant described above and the issuance of the Warrant Shares underlying each such warrant.”

3.    Section 2.4.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Company shall deliver to the Investor a Warrant to acquire up to that number of Warrant Shares equals to the quotient determined by dividing (x) twenty five percent (25%) of the portion of the applicable Milestone Investment Amount by (y) the Price Per Share. In addition, subject to the First Milestone Closing occurring on or before the First Milestone Closing Drop-Dead Date, at the First Milestone Closing the Company shall deliver to the Investor a warrant substantially in the form attached hereto as Exhibit B.”

4.    Section 9.10 of the Agreement is hereby deleted in its entirety and replaced with the following:

“9.10    Registration of Shares. The Company shall use its reasonable efforts to (i) file with the SEC a registration statement on Form F-1 for the purpose of effecting an initial public offering of its Ordinary Shares following the consummation of which the Company’s shares shall be listed on the NASDAQ or NYSE MKT LLC (AMEX) (the “QIPO”) no later than April 1, 2015, (ii) appoint underwriters for the purpose of effecting the QIPO, and (iii) consummate the QIPO no later than October 1, 2015.

5.    Schedule I .2(a) is hereby deleted in its entirety and replaced with the Schedule I .2(a) attached hereto.

6.    Subject to the execution of this Second Amendment, the Company will pay the reasonable legal and other fees and expenses of the Investor in the amount of up to five thousand United States dollars ($5,000), plus value added tax if applicable, to Herzog Fox & Neeman representing the Investor in connection with the transactions contemplated under this Second Amendment, or any further amendment to this Second Amendment, which such amounts shall be paid directly by the Investor to Herzog Fox & Neeman by way of set-off of such amounts from the Milestone Investment Amount set forth opposite the First Milestone Event on Schedule I .2(a).

All terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

Any modifications to this Second Amendment or to the Agreement must be in writing and signed by authorized representatives of both parties.

Other than as specifically stated above, the Agreement shall remain unchanged. In the event of any inconsistency between the terms of this Second Amendment and the terms of the Agreement, the terms of this Second Amendment shall control.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

ENTERA BIO LTD.			CENTILLION FUND
By:	/s/ Phillip Schwartz		By:
	Name:	Phillip Schwartz		Name:
	Title:	CEO		Title:

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

ENTERA BIO LTD.		CENTILLION FUND
By:		By:	/s/ Sean Ellis
	Name:		Name:	Sean Ellis
	Title:		Title:	C/O

EXHIBIT B

Warrant

Attached hereto

Schedule 1.2(a)

Milestones

	Milestone Event	Last Date for the Milestone Closing	Milestone Investment Amount	Milestone Shares
First Milestone
The company shall have filed with the SEC a Form F-1 for the purpose of effecting a QIPO and by the initial filing of the Form F-1 the Company has appointed underwriters for such purpose, the identity of which to be approved by the Investor at its reasonable discretion
		The First Milestone Closing Drop-Dead Date*	US$2,000,000	4,172 Preferred Shares
Second Milestone	Consummation of the QIPO
Notwithstanding anything to the contrary in the Agreement, the consummation date of the second Milestone Event provided that the consummation of the second Milestone Event shall occur no later than October 1, 2015**
			US$1,000,000***	2,086 Preferred Shares

*  For the avoidance of doubt, it is hereby clarified that regardless of whether or not he first Milestone Event has been achieved by the First Milestone Closing Drop-Dead Date, the final date by which the Investor may exercise its right under this Agreement to purchase from the Company any of the Milestone Shares as to this Milestone and, in connection therewith, to receive from the Company a Warrant to acquire Warrant Shares in accordance with Section 1.4 of this Agreement, shall be the First Milestone Closing Drop-Dead Date.

**  For the avoidance of doubt, it is hereby clarified that the last date for the second Milestone Closing, by which the Investor may exercise its right under this Agreement to purchase from the Company any of the Milestone Shares as to the second Milestone and, in connection therewith, to receive from the Company a Warrant to acquire Warrant Shares in accordance with Section 1.4 of this Agreement, shall be October 1, 2015, provided that if the Company has not achieved the second Milestone by such date the Investor shall provide irrevocable written notice to the Company on or prior to such date if it wishes to extend the last date for the consummation of the second Milestone Event until some date thereafter up to and including October 1, 2017 (as shall be specified in such written notice) and the last date for the second Milestone Closing shall be extended accordingly.

*** In the event that the second Milestone Investment Amount is invested by the Investor in connection with the achievement of the second Milestone Event, then the Milestone Investment Amount shall be deposited with the Company a reasonable time prior to the second Milestone Closing, as shall be agreed upon between the Investor and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

ENTERA BIO LTD.		CENTILLION FUND
By:		By:	/s/ Sean Ellis
	Name:		Name:	Sean Ellis
	Title:		Title:	C/O